                                                                   EXHIBIT 10.29

                               PURCHASE AGREEMENT

                  This Purchase Agreement (hereinafter referred to as this "Purchase Agreement") is entered into as of June 24, 2003, among Maguire Properties, L.P., a Maryland limited partnership ("Buyer"), RECP Library LLC, a Delaware limited liability company ("Seller") and New BHE, LLC, a Delaware limited liability company (the "Company"), Bunker Hill Equity, LLC, a Delaware limited liability company ("Bunker Hill"), Maguire Partners BGHS, LLC, a Delaware limited liability company ("BGHS"), Maguire Partners-Hope Place, Ltd., a California limited partnership ("Hope Place").

                                    RECITALS

                  A. Robert F. Maguire III, Maguire Partners and their affiliates are currently engaged in the process of consolidating the ownership of a portfolio of office and other properties (the "Participating Properties") located in Southern California, including the property commonly known as the Library Tower (the "Property"), through a series of transactions in which Robert
F. Maguire III, Maguire Partners, their affiliates and unrelated third parties shall contribute the direct or indirect interests in the Participating Properties (the "Property Interests") or the direct or indirect interests in certain limited partnerships and certain limited liability companies (collectively, the "Participating Partnerships"), which currently own, directly or indirectly, the Participating Properties, to Buyer (the "Formation Transactions"). The Formation Transactions relate to the proposed initial public offering of the shares of common stock (the "Offering") of Maguire Properties, Inc., a Maryland corporation (the "REIT"), the general partner of Buyer, which intends to operate as a self-administered and self-managed real estate investment trust.

                  B. Seller holds a preferred equity interest in the Company (all of Seller's interest in the Company, including without limitation, all of its voting rights and interests in the capital, profits and losses of the Company or any property distributable therefrom are hereinafter collectively referred to as the "Preferred Equity Interest") pursuant to that certain Limited Liability Company Agreement of the Company dated June 24, 2003 (the "Company Operating Agreement") between Seller and Bunker Hill. Seller previously held a preferred equity interest in Bunker Hill pursuant to that certain Limited Liability Company Agreement of Bunker Hill dated March 27, 2002 (the "Bunker Hill Operating Agreement," and together with the Company Operating Agreement, the "Operating Agreements") between Seller, BGHS, Hope Place and Kim E. Lutthans, as a special member. Robert F. Maguire III, BGHS, Hope Place and Seller also entered into that certain Option Agreement dated March 27, 2002 (the "Option Agreement") in connection with the Bunker Hill Operating Agreement whereby Seller was granted certain put rights and BGHS and Hope Place were granted certain call rights with respect to Seller's preferred equity interest in Bunker Hill. Seller's preferred equity interest in Bunker Hill was redeemed by Bunker Hill in exchange for the Preferred Equity Interest pursuant to that certain Redemption Agreement between Bunker Hill and Seller dated June 24,
2003 (the "Redemption Agreement").

                  C. In connection with the Formation Transactions, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, on the terms and conditions set forth herein, all of Seller's right, title and interest to the Preferred Equity Interest.

                  D. Seller acknowledges that Buyer may decide that, rather than acquiring all of the direct and indirect interests in the entity that owns the Property or acquiring the Preferred Equity Interest by direct transfer, it is more desirable for Buyer to acquire the Property by a direct contribution of the Property from the entity that owns the Property (a "Direct Contribution"), or by a merger of a partnership with and into Buyer (a "Merger"), or to divide a partnership into more than one partnership to facilitate the Formation Transactions (a "Division"); and Seller desires to give Buyer the right, in Buyer's sole discretion, to engage in any Direct Contribution, Merger or Division concurrently with or immediately prior to the purchase by Buyer of the Preferred Equity Interest on the terms and conditions described herein without the need to seek any further consent or action of the Seller and irrevocably consents to such action as set forth in Section 5.4.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and the Company agree as follows:

                                   ARTICLE I.
                                  THE PURCHASE

                  1.1 Agreement to Purchase. Buyer hereby agrees to purchase, and Seller hereby agrees to sell, all right, title and interest of Seller in the Preferred Equity Interest (the "Purchase") upon the terms and conditions set forth herein.

                  1.2 Purchase Price. The purchase price for the Preferred Equity Interest will be Eighty-Five Million Nine Hundred Seventy Thousand Seven Hundred Seven Dollars ($85,970,707) (the "Purchase Price"). Buyer and Seller agree that the Purchase Price constitutes full consideration for the Purchase.

                  1.3 Consent of the Company. The Company hereby consents to the Purchase by Buyer upon the terms and conditions set forth herein.

                  1.4 Termination of this Agreement. In the event that the Purchase does not occur, Seller agrees not to treat this Agreement as a "Call Notice" under the Option Agreement, and specifically that the events set forth in Sections 3.1(c)(ii), (iii) and (iv) of the Option Agreement shall not be triggered; provided, however, that Seller shall remain entitled to payment of costs as set forth in Section 3.1 (c)(i) of the Option Agreement.

                                   ARTICLE II.
                              PURCHASE AND CLOSING

                  2.1 Purchase and Sale. Seller hereby sells, transfers, assigns, and conveys to Buyer, and Buyer hereby purchases, for the Purchase Price all right, title and interest of Seller in the Preferred Equity Interest free and clear of all Liens. For purposes of this Purchase Agreement, "Liens" shall mean any lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Preferred Equity Interest or the preferred equity interest that Seller previously held in Bunker Hill.

                  2.2 Closing. The parties are hereby delivering the following closing documents, (i) an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, (ii) any other documents reasonably necessary to assign, transfer and convey the Preferred Equity Interest, and (iii) an affidavit from Seller, stating under penalty of perjury, Seller's United States Taxpayer Identification Number and that Seller is not a foreign person pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and a comparable affidavit satisfying California and any other state withholding requirements, in the forms attached hereto as Exhibit B. Buyer is hereby delivering to Seller a cash amount equal to the Purchase Price for the Preferred Equity Interest in consideration for the sale, transfer, assignment and conveyance of the Preferred Equity Interest.

                  2.3 Option Termination. The Option Agreement, if not earlier terminated, is hereby terminated and of no further force and effect. Bunker Hill, BGHS, Hope Place and Seller hereby consent to the termination of the Option Agreement, including the termination of all put and call rights contained therein with respect to Seller's preferred equity interest in Bunker Hill contained therein.

                  2.4 Taxes. Buyer agrees to pay all transfer taxes arising from the sale of the Preferred Equity Interest pursuant to the transfer of the Preferred Equity Interest hereunder. Buyer and Seller (or any other transferor as provided hereunder) each agree and consent to treat this transaction as the sale of the Preferred Equity Interest (or interests of such other transferor) with the tax consequences set forth in Section 741 of the Code.

                  2.5 Further Assurances. Seller and Buyer will, from time to time, execute and deliver to the other party all such other and further instruments and documents and take or cause to be taken all such other and further action as Seller and Buyer may reasonably request in order to effect the transactions contemplated by this Purchase Agreement, including instruments or documents reasonably necessary to effect and evidence the conveyance of the Preferred Equity Interest in accordance with the terms of this Purchase Agreement. Seller has represented herein that it has no equity interest, either direct or indirect, in the Property, the Company or Bunker Hill, except for the Preferred Equity Interest which is the subject of this Purchase Agreement. In the event that this representation is at any time determined to be inaccurate, Seller agrees to execute and deliver to Buyer all such other and further instruments and documents and take or cause to be taken all such other and further action as Buyer may reasonably request in order to document the transfer hereof of the Preferred Equity Interest to the Buyer.

                                  ARTICLE III.
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

                  Seller hereby makes to Buyer each of the following representations and warranties:

                  3.1 Organization; Authority. Seller (A) is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to enter this Purchase Agreement, each agreement contemplated thereby and to carry out the transactions contemplated thereby, and own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. The signatory to this Purchase Agreement on behalf of Seller has the authority to sign this Purchase Agreement on behalf of Seller.

                  3.2 Due Authorization. The execution, delivery and performance of this Purchase Agreement by the Seller has been duly and validly authorized by all necessary action of the Seller. This Purchase Agreement and each agreement, document and instrument executed and delivered by or on behalf of Seller pursuant to this Purchase Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller each enforceable against the Seller in accordance with its terms.

                  3.3 Title to Preferred Equity Interest. Seller is the sole owner of the Preferred Equity Interest and owns beneficially and of record free and clear of any Liens and has full power and authority to convey free and clear of any Liens, the Preferred Equity Interest and, upon payment for the Preferred Equity Interest, Buyer will acquire good and valid title thereto, free and clear of any Liens except Liens created in favor of Buyer by the transactions contemplated hereby. Seller does not have any equity interest, either direct or indirect, in the Property, the Company or Bunker Hill, except for the Preferred Equity Interest which is the subject of this Purchase Agreement.

                  3.4 Consents and Approvals. Seller has full right, authority, power and capacity, and no consent, waiver, approval or authorization of any governmental entity, lender or other third party is required for Seller:
(i) to enter into this Purchase Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Seller pursuant to this Purchase Agreement; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to transfer, sell and deliver all of the Preferred Equity Interest to Buyer upon payment therefor in accordance with this Purchase Agreement.

                  3.5 No Violation. None of the execution, delivery or performance of this Purchase Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration or cancellation of (A) the organizational documents, including the charter and bylaws, partnership agreement, or other governing documents, if any, of the Seller, (B) any material agreement, document or instrument to which the Seller is a party or by which the Seller is bound or (C) any term or pro vision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Seller, or by which the Seller or any of its assets or properties are bound or subject or (ii) result in the creation of any Liens upon any of the Preferred Equity Interest.

                  3.6 Non-Foreign Status. The Seller is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. Seller shall provide affidavits to this effect in accordance with
Section 2.2(iii) of this Purchase Agreement.

                  3.7 Withholding. The Seller shall execute such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions, including without limitation those referred to in Section 3.6 above. If Seller fails to provide such certificates or affidavits, Buyer may withhold a portion of the Purchase Price as required by the Code or applicable state law.

                  3.8 Litigation. To the best of Seller's knowledge, there is no litigation or proceeding, either judicial or administrative, pending or threatened, affecting all or any portion of the Preferred Equity Interest or Seller's ability to consummate the transactions contemplated hereby.

                  3.9 No Other Agreements to Sell. Except for this Agreement and the Option Agreement, Seller has made no agreement and has no obligation (absolute or contingent) to sell, transfer or in any way encumber any of the Preferred Equity Interest or not to sell the Preferred Equity Interest.

                  3.10 No Brokers. Neither Seller nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Buyer or any of his affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Purchase Agreement.

                  3.11 Knowledge of Properties. Seller is a sophisticated real estate investor. Seller is relying upon its own independent analysis and assessment, and the advice of such Seller's advisors, and not upon that of Buyer or any of Buyer's affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Purchase Agreement.

              ARTICLE IV. REPRESENTATIONS, WARRANTIES AND COVENANTS
                                    OF BUYER

                  Buyer hereby makes to Seller each of the following representations and warranties:

                  4.1 Organization; Authority. Buyer (A) is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to enter this Purchase Agreement, each agreement contemplated thereby and to carry out the transactions contemplated thereby, and own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. The signatory to this Purchase Agreement on behalf of Buyer has the authority to sign this Purchase Agreement on behalf of Buyer.

                  4.2 Due Authorization. The execution, delivery and performance of this Purchase Agreement by the Buyer has been duly and validly authorized by all necessary action of the Buyer. This Purchase Agreement and each agreement, document and instrument executed and delivered by or on behalf of Buyer pursuant to this Purchase Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Buyer each enforceable against the Buyer in accordance with its terms.

                  4.3 Consents and Approvals. Subject to any consent, waiver, approval or authorization in connection with the Public Offering and the Formation Transactions, Buyer has full right, authority, power and capacity, and no consent, waiver, approval or authorization of any governmental entity, lender or other third party is required for Buyer: (i) to enter into this Purchase Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Buyer pursuant to this Purchase Agreement; and (ii) to purchase the Preferred Equity Interest upon satisfaction or waiver of the conditions set forth in this Purchase Agreement.

                  4.4 No Violation. Other than any consents, waivers, approvals or authorizations required in connection with the Public Offering and the Formation Transactions, none of the execution, delivery or performance of this Purchase Agreement, any agreement contemplated hereby and the purchase of the Preferred Equity Interest by Buyer upon satisfaction or waiver of the conditions set forth in this Purchase Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration or cancellation of (A) the organizational documents, including the partnership agreement of Buyer, (B) any material agreement, document or instrument to which the Buyer is a party or by which the Buyer is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on Buyer or by which Buyer or any of its assets or properties are bound or subject.

                  4.5 Litigation. To the best of Buyer's knowledge, there is no litigation or proceeding, either judicial or administrative, pending or threatened, affecting Buyer's ability to purchase the Preferred Equity Interest upon satisfaction or waiver of the conditions set forth in this Purchase Agreement.

                  4.6 No Brokers. Other than in connection with the Public Offering and the Formation Transactions, Buyer has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Purchase Agreement. Buyer does hereby agree to indemnify, defend, protect and hold Seller harmless from and against any charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs arising from any finders' fee, brokerage fees or commission or similar payment in connection with the Public Offering and the Formation Transactions and any other finders' fees, brokerage fees or commission or similar payments arising from Buyer's acts or conduct in connection with the transactions contemplated by this Purchase Agreement.

                  4.7 Knowledge of Properties. Buyer is a sophisticated real estate investor. Buyer is relying upon its own independent analysis and assessment, and the advice of such Buyer's advisors, and not upon that of Seller or any of Seller's affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Purchase Agreement.

                                   ARTICLE V.
                              WAIVER AND INDEMNITY

                  Each of the waiver and indemnity enumerated in this Article 5 shall become effective upon the purchase and sale of the Preferred Equity Interest pursuant to Article 2 herein.

                  5.1 Consents With Respect to the Preferred Equity Interest. Seller hereby grants any consent that may be required of it under the Operating Agreements to the sale or contribution by Bunker Hill of its membership interest in the Company to Buyer or any direct or indirect subsidiary of an entity affiliated with Buyer.

                  5.2 Final Year Allocations. To the extent the Company Operating Agreement does not provide for final year tax allocations, the parties hereto agree to use the "interim closing of the books" method as provided in
Section 706 of the Code to allocate income and loss for the year.

                  5.3 Indemnification of Seller. Each of the Buyer and the Company shall indemnify Seller against any all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever arising out of or relating to the Company, except for matters arising from the breach by Seller of any representation, warranty, covenant or obligation under this Purchase Agreement, the Company Operating Agreement or any agreement contemplated by this Purchase Agreement or from Seller's gross negligence or willful misconduct.

                                   ARTICLE VI.
                                  MISCELLANEOUS

                  6.1 Amendment. Any amendment hereto shall be effective only against those parties who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Purchase Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

                  6.2 Entire Agreement; Counterparts; Applicable Law. This Purchase Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute but one and the same instrument and (c) shall be governed in all respects by the laws of New York without giving effect to the conflict of law provisions thereof.

                  6.3 Consent to Jurisdiction. To the fullest extent permitted by law, each of the parties hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Purchase Agreement shall be brought in any city, state or federal court located in the Borough of Manhattan, the City of New York (a "New York Court") and hereby irrevocably accepts and submits to the jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of the other party, that any legal action, suit or proceeding against it shall be brought in any New York Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court and hereby further waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and compliant or other pleading by certified mail, return receipt requested, at its address set forth below and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

                  6.4 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

                  6.5 Assignability. This Purchase Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns. If a party's rights under this Purchase Agreement have been assigned in accordance with the terms of this Purchase Agreement, all references to such party shall be treated as a reference to the assignee. Neither this Purchase Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Buyer, and any attempted assignment without such consent shall be void and of no effect. Buyer may assign all or a portion of its rights and obligations under this Purchase Agreement, provided that such assignment(s) shall not affect Buyer's obligations hereunder.

                  6.6 Severability. If any provision of this Purchase Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Purchase Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Purchase Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Buyer to effect such replacement.

                  6.7 Reliance. Each party to this Purchase Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Purchase Agreement, and that it has or will consult with its own advisors.

                  6.8 Equitable Remedies. Seller agrees that irreparable damage would occur to Buyer in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Purchase Agreement by Seller and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which Buyer is entitled under this Purchase Agreement or otherwise at law or in equity.

                  6.9 Notices. Any notice or demand which must or may be given under this Purchase Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express).

                  Any such notice shall be addressed and delivered or telecopied
(a) in the case of a notice to Buyer at the following address and facsimile number:

                                  c/o Maguire Partners
                                  555 West Fifth Street, Suite 5000
                                  Los Angeles, California 90013
                                  Phone: (213)626-3300
                                  Facsimile: (213)533-5100
                                  Attn: Robert F. Maguire III and Mark Lammas

and (b), in the case of a notice to Seller, to the address and facsimile number set forth on the Purchase Agreement Signature Page hereof.

                  6.10 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of Seller set forth in this Purchase Agreement shall survive the consummation of the transactions contemplated hereby.

                  6.11 Titles. The titles and captions of the Articles, Sections and paragraphs of this Purchase Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Purchase Agreement.

                  6.12 Third Party Beneficiary. No provision of this Purchase Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

                  6.13 Expenses. Buyer shall pay all of Seller's out-of-pocket expenses (including legal fees and expenses) incurred in connection with this Purchase Agreement and the transactions contemplated hereby.

                               PURCHASE AGREEMENT

                                 SIGNATURE PAGE

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Purchase Agreement as of this 24th day of June, 2003.

SELLER

RECP Library LLC,
a Delaware limited liability company,

By: /s/ Robert F. Cavanaugh
    -----------------------
    Robert F. Cavanaugh
    Treasurer

SELLER'S NOTICE ADDRESS

c/o DLJ Real Estate Capital Partners, Inc.
2121 Avenue of the Stars
Los Angeles, California 90067
Attention: Robert F. Cavanaugh

BUYER

MAGUIRE PROPERTIES, L.P.
a Maryland limited partnership

By: Maguire Properties, Inc.
    a Maryland corporation
    Its general partner

    By: /s/ Richard I. Gilchrist
        -----------------------------------------
        Richard I. Gilchrist
        President and Co-Chief Executive Officer

THE COMPANY

NEW BHE, LLC,
a Delaware limited liability company

By: RECP Library LLC,
    a Delaware limited liability company,

    By: /s/ Robert F. Cavanaugh
        ------------------------
        Robert F. Cavanaugh
        Treasurer

BUNKER HILL

BUNKER HILL EQUITY, LLC
a Delaware limited liability company

By: Maguire Partners BGHS, LLC
    a California limited liability company

    By: Maguire Partners SCS, Inc.
        a California corporation
        Its Manager

        By: /s/ Robert F. Maguire III
            -------------------------
            Robert F. Maguire III
            President

BGHS

MAGUIRE PARTNERS BGHS, LLC
a California limited liability company

By: Maguire Partners SCS, Inc.
    a California corporation
    Its Manager:

    By: /s/ Robert F. Maguire III
        -------------------------------
        Robert F. Maguire III
        President

HOPE PLACE

MAGUIRE PARTNERS-HOPE PLACE, LTD.
a California limited liability company


By:  Maguire Partners BGHS, LLC
     a California limited liability company
     Its Managing General Partner

     By:  Maguire Partners SCS, Inc.
          a California corporation
          Its Manager


          By: /s/ Robert F. Maguire III
              -------------------------------------
              Robert F. Maguire III
              President

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, sells and conveys to Maguire Properties, L.P., a Maryland limited partnership, its entire legal and beneficial right, title and interest in and to New BHE, LLC, a Delaware limited liability company (the "Company"), including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the Company and the right to receive distributions of money, profits and other assets from the Company, presently existing or hereafter at any time arising or accruing (such right, title and interest are hereinafter collectively referred to as the "Preferred Equity Interest"), TO HAVE AND TO HOLD the same unto Maguire Properties, L.P., its successors and assigns, forever.

                  The undersigned hereby reaffirms the accuracy of all representations and warranties and the satisfaction of all covenants made by the undersigned in that certain Purchase Agreement dated as of______________, 2003 (including any exhibit thereto or agreement contemplated thereby) and if such reaffirmation cannot be made, hereby identifies those representations, warranties and covenants with respect to which circumstances have changed.

                  Upon the execution and delivery hereof, Maguire Properties, L.P., or its assignee assumes all obligations in respect of the Preferred Equity Interest.

Executed: ___________________, 200_

                                          RECP LIBRARY LLC,
                                          a Delaware limited liability company,

                                          By:__________________________________
                                             Robert F. Cavanaugh
                                             Treasurer

                                   Exhibit A

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

                      CERTIFICATION OF NON-FOREIGN STATUS(1)

Section 1445 of the Internal Revenue Code of 1986, as amended provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Maguire Properties, L.P., a Maryland limited partnership ("Buyer") that the withholding of tax is not required upon the sale of the Preferred Equity Interest by RECP Library LLC, a Delaware limited liability company (the "Seller") to the Buyer in exchange for the Purchase Price, the undersigned hereby certifies the following on behalf of the
Seller:

         1. The Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

         2. The Seller's employer identification number is_____________________; and

         3. The Seller's office address is:

                  2121 Avenue of the Stars
                  Los Angeles, California 90067

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

                                  By:______________________________
                                  Its:_____________________________
                                  Date:____________________________

----------------------
(1) Capitalized terms which are used but not otherwise defined herein shall have the meanings ascribed to them in that certain Purchase Agreement, dated________________, 2003.

                               Exhibit B, Page 1